UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2020

LIBERTY STAR URANIUM & METALS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 East Congress St. Ste. 900, Tucson, Arizona 85701

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code 520-425-1433

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LBSR	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On August 28, 2020 Liberty Star Minerals announced it has released a new geoscientific study titled Hay Mountain Project July 2020 Field Mapping Report prepared by Geologist, Daniel Koning and available to view by registering on LBSR website.

The new field mapping report was commissioned by Liberty Star to identify alteration and veining associated with an inferred porphyry copper system at depth, determine the extent of hydrothermal alteration, and comment on the possible timing of mineralization. Geologist Koning was accompanied by our Field Ops Manager, Jay Crawford and also joined later by Liberty Star’s CEO & President, Brett Gross. The 50-page report contains new maps and sample images.

Geologist Koning wrote, “Type 1 and type 2 veins are…interpreted as fluid escape structures representing the distal and possibly upper expression of a porphyry system at depth. The overall extent of type 1 and type 2 veining across the property could indicate significant skarn and CRD development at depth.” He further finds that his work “correlates with the Cu, Mo, and Au biogeochemical anomalies identified by Dr. Pim Van Geffen in his report titled, Biogeochemistry of the Hay Mountain Project, Tombstone District, Arizona, and the magnetic and ZTEM anomalies identified by Alan King’s 3D model titled, Liberty Star Geophysical Review / Integrated 3-D Model, available to view by registering on LBSR website.

The recently completed geological mapping has confirmed that the subtle surface expression of possible buried mineralisation is zoned around the previously-identified biogechemical – geophysical target at Hay Mountain. Type 1 veins (calcite-quartz-Fe-oxide, locally with secondary copper minerals such as malachite and tenorite) increase in intensity toward the covered target area (Fig.56 of Koning’s report). The reconnaissance UV fluorescence (UVF) study of these veins also appears to show higher Mn content (stronger UVF response) in the vicinity of the target, indicating a hydrothermal origin for the carbonate. Detailed and systematic geological mapping had never been completed on the property previously, and is a critical dataset required to assist with attracting a partner to fund drilling at Hay Mountain.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

Item 9.01. Financial Statements & Exhibits.

3.10 Social Media Release: New Geoscientific Report on LBSR.US: Hay Mountain Project July 2020 Field Mapping Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

By:	/s/ Patricia Madaris
Name:	Patricia Madaris, VP Finance & CFO
Date:	August 31, 2020